UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2008

TEKOIL  & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-52100	34-2035350
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

25025 I-45 North, Suite 525, The Woodlands, Texas 77380
(Address of principal executive offices, including Zip Code)

(281) 364-6950
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

    Effective August 10, 2008, in accordance with Section 228 of the Delaware General Corporation Law and Article II, Section 7 of the Company’s By-Laws, holders of that number of shares of the Company’s outstanding stock having not less than the minimum number of votes that would be necessary to remove one or more directors of the Company have signed a written consent removing the following persons from the Company’s Board of Directors:

Francis G. Clear

Michael Vosbein

Richard Creitzman

The Written consent was effective 1:10 p.m. Orlando, Florida time on August 10, 2008, which is the time that the last counterpart signature page to the written consent was received. A copy of the executed written consent is attached.

Effective August 12, 2008, Michael Vosbein, Executive Vice President and Margaret Horge, Vice President of Corporate Relations were terminated.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired .

None.

(b) Pro Forma Financial Information .

None.

(c) Shell Company Transactions .
None

(d) Exhibits .

Exhibit 10.84	Letter to Kenneth C. Wright dated August 11, 2008 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKOIL & GAS CORPORATION

Date: August 15, 2008	/s/ Gerald Goodman
Gerald Goodman Chief Financial Officer